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                                                                   EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-4 of our report dated February 4, 1998, on our audits of the financial statements of Cross Medical Products, Inc. We also consent to the references to our firm under the captions "Experts," "Cross Summary Historical Data" and "Consolidated Historical Financial Data of Cross.



                                        /S/ COOPERS & LYBRAND L.L.P.
                                        ----------------------------------------
                                        Coopers & Lybrand L.L.P.

Columbus, Ohio
April 6, 1998